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Independent auditors' consent


The board and shareholders IDS Discovery Fund, Inc.:


We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.

/s/ KPMG Peat Marwick LLP

KPMG Peat Marwick LLP

Minneapolis, Minnesota
September 25, 1998